Exhibit 5.1

Icon Energy Corp. c/o Pavimar Shipping Co. 17th km National Road Athens-Lamia & Foinikos Str. 14564, Nea Kifissia Athens, Greece
Our reference: 35786-50002/80886388v4

                                 , 2024
Re: Icon Energy Corp.

Ladies and Gentlemen:
We have acted as counsel to Icon Energy Corp., a corporation incorporated under the laws of the Republic of the Marshall Islands (the “Company”), in connection with the preparation of the Company’s Registration Statement on Form F-1 (File No. 333-                     ) (the “Registration Statement”) as filed publicly with the U.S. Securities and Exchange Commission (the “Commission”) on                         , 2024, as thereafter amended or supplemented, under the U.S. Securities Act of 1933, as amended (the “Securities Act”) with respect to the initial public offering (the “Offering”) of the Company’s common shares, par value $      per share (the “Common Shares”).
In our capacity as counsel to the Company, we have examined originals or copies, certified or otherwise identified to our satisfaction, of: (i) the Registration Statement; (ii) the prospectus of the Company (as amended or supplemented, the “Prospectus”) included in the Registration Statement; (iii) the Underwriting Agreement filed as Exhibit 1.1 to the Registration Statement between the Company and the representative of the underwriters named therein relating to the issuance of the Common Shares, and (iv) such corporate documents and records of the Company and such other instruments, certificates and documents as we have deemed necessary or appropriate as a basis for the opinions hereinafter expressed. In such examinations, we have assumed (i) the legal capacity of each natural person, (ii) the genuineness of all signatures (including electronic signatures) and the authenticity of all documents submitted to us as originals, (iii) the conformity to original documents of all documents submitted to us as conformed or photostatic copies, (iv) that the documents reviewed by us in connection with the rendering of the opinion set forth herein are true, correct and complete and (v) the truthfulness of each statement as to all factual matters contained in any document or certificate encompassed within the due diligence review undertaken by us. As to various questions of fact which are material to the opinions hereinafter expressed, we have relied upon statements or certificates of public officials, directors of the Company and others.  We have not independently verified the facts so relied on.

We have further assumed for the purposes of this opinion, without investigation, that (i) all documents contemplated by the Prospectus to be executed in connection with the Offering have been duly authorized, executed and delivered by each of the parties thereto other than the Company, (ii) the terms of the Offering comply in all respects with the terms, conditions and restrictions set forth in the Prospectus and all of the instruments, agreements and other documents relating thereto or executed in connection therewith, and (iii) all Common Shares will be issued in compliance with applicable U.S. federal and state securities and other laws (other than the laws of the Republic of the Marshall Islands in respect of which we are opining).
Based upon and subject to the foregoing, and having regard for such other legal considerations which we deem relevant, we are of the opinion that under the laws of the Republic of the Marshall Islands, the Common Shares when issued, sold, and paid for as contemplated in the Prospectus, will be validly issued, fully paid and non-assessable.
This opinion is limited to the laws of the Republic of the Marshall Islands as in effect on the date hereof.  We expressly disclaim any responsibility to advise of any development or circumstance of any kind, including any change of law or fact that may occur after the date of this opinion letter that might affect the opinion expressed herein.
We hereby consent to the discussion of this opinion in the Registration Statement and Prospectus, to the filing of this opinion as an exhibit to the Registration Statement, and to each reference to us and the discussions of advice provided by us under the headings “Legal Matters”, “Tax Considerations—U.S. Federal Income Tax Considerations” and “Tax Considerations—Marshall Islands Tax Considerations” in the Prospectus. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in the Securities Act.
Very truly yours,